UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2017, we announced the results of the thorough, multi-year Chief Executive Officer (“CEO”) succession planning process of our Board of Directors (the “Board”). In November 2017, Irene B. Rosenfeld will step down from the position of CEO of Mondelēz International, Inc. (the “Company”). Dirk Van de Put, 57, will succeed Ms. Rosenfeld as CEO and become a director of the Company, both on a date not later than November 20, 2017 (the “Start Date”). In connection with his election, the size of the Board will be increased from 13 to 14 members and Mr. Van de Put will fill the resulting vacancy. Ms. Rosenfeld will continue as Chairman of the Board for a transition period through March 31, 2018, at the end of which she will retire from the Company and resign from the Board, and Mr. Van de Put will succeed Ms. Rosenfeld as Chairman, effective April 1, 2018. A copy of our press release, dated August 2, 2017, announcing the transition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mark Ketchum will continue to serve as the Board’s Lead Independent Director.

As a non-independent director, Mr. Van de Put is not expected to serve on any committees of the Board. Mr. Van de Put was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Van de Put has no family relationships with any of our directors or executive officers. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Van de Put reportable under Item 404(a) of Regulation S-K.

Retirement of Ms. Rosenfeld. Ms. Rosenfeld’s retirement comes after a long distinguished career with the Company, during which she changed the face, footprint and growth prospects of Kraft Foods Inc. and then created Mondelēz International, Inc. by reinvigorating the Company’s iconic brands, transforming the portfolio, strengthening the Company’s presence in emerging markets and aggressively improving margins. Under her stewardship, the Company has become the leading global snacking company, delivering tremendous value to shareholders.

Biography of Mr. Van de Put. Mr. Van de Put has served as President and CEO of McCain Foods Limited (“McCain”), a multinational frozen food provider, since July 2011 and served as its Chief Operating Officer from May 2010 to July 2011. Prior to joining McCain, Mr. Van de Put held executive positions with Novartis, Groupe Danone, The Coca-Cola Company and Mars Incorporated.

Compensation of Mr. Van de Put. In connection with Mr. Van de Put’s appointment as CEO, our Human Resources and Compensation Committee approved Mr. Van de Put’s compensation, effective on the Start Date and set forth in his offer of employment letter (the “Offer Letter”) and described below. The below description is qualified in its entirety by reference to the complete terms and conditions of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Annual Compensation Opportunity. Mr. Van de Put’s annual compensation includes the following: annual base salary of $1,450,000; target annual incentive under the Mondelēz International Management Incentive Plan (the “Annual Incentive Plan”) of 150% of annual base salary; and target annual long-term equity grant ranging between $4,500,000 and $13,500,000 depending on individual performance, provided that for 2018, Mr. Van de Put will receive an annual equity grant with a target value of not less than $9,000,000. All annual equity grants are subject to the terms and conditions of the Company’s Amended and Restated 2005 Performance Incentive Plan (“Plan”) and the applicable annual grant agreements; however, he will be deemed retirement-eligible for purposes of all outstanding annual equity grants upon attaining age 65.

Make Whole Award. On the Start Date, Mr. Van de Put will also receive an award with a target value of $38,000,000 to make him whole for forfeited multi-year performance incentive awards reflecting above target business performance at his former employer. The make whole award will be allocated as follows:

•	Cash payment of $10,000,000 payable as soon as practicable after the Start Date. The cash award is payable in a lump-sum subject to repayment upon specified termination events.

•	$18,000,000 in deferred stock units, granted on the Start Date, that vest 15% on December 1, 2017, 25% on the first anniversary of the Start Date and 60% on the second anniversary of the Start Date; and

•	$10,000,000 in performance share units, granted on the Start Date, subject to the achievement of financial results based on adjusted earnings per share growth and organic revenue growth over the performance period. The performance period for these units is the one-year period beginning January 1, 2018 and ending on December 31, 2018 and will be subject to a service-based vesting requirement until January 1, 2020.

In addition, in the event that Mr. Van de Put’s 2017 fiscal year annual bonus from his former employer is forfeited, he will receive a lump sum cash make whole award in the amount of $2,404,325, reduced by the gross amount of this bonus he receives from his former employer. In addition, in recognition of Mr. Van de Put not receiving a long-term incentive award from his former employer in 2017, he will also be granted an equity award structured consistent with our annual grant practice in 2017 with a target value of $4,500,000, with 75% of the award payable in performance share units and 25% in stock options. This award will fully vest in the first quarter of 2020. The stock options will vest as follows: 33% on February 16, 2018, 33% on February 16, 2019 and 34% on February 16, 2020. Other than as outlined above and as provided below for certain terminations of employment, these deferred stock unit, performance share unit and stock option make whole awards will be subject to all other terms and conditions set forth in the Plan and the Company’s standard Global Deferred Stock Unit Agreement, Global Long-Term Incentive Grant Agreement and Non-Qualified Global Stock Option Agreement, respectively.

Solely for the make whole awards summarized above, upon an involuntary termination without Cause or Mr. Van de Put’s resignation for Good Reason, or due to his death or Disability, occurring at any time during the applicable vesting periods for these awards (including any applicable performance periods), he will be treated as fully vested in the awards, contingent on his executing and not revoking a general release of claims as specified in the Mondelēz International, Inc. Change in Control Plan for Key Executives (“CIC Plan”) as if the benefits were made under the CIC Plan. The deferred stock units will fully vest on Mr. Van de Put’s termination date and will be paid shortly thereafter. The performance share units will vest on the original vesting date and be based on actual performance for the applicable performance period, and will be paid shortly after the conclusion of the performance period in accordance with the terms of the agreement; provided that (i) for any such termination occurring on or after December 31, 2018, the make whole performance share unit award with a $10,000,000 target value will immediately vest on the date of termination in such amount as shall have been earned based on the achievement of the applicable performance requirements during the performance period, and will be paid shortly thereafter; (ii) for any such termination occurring before December 31, 2018, the above performance share unit award with a $10,000,000 target value will be subject to achievement of the applicable performance requirements during the performance period and will be paid following January 1, 2019 and no later than March 15, 2019;

(iii) for any such termination occurring before December 31, 2019, the performance share unit award with a $3,375,000 target value will be subject to achievement of the applicable performance requirements during the applicable performance period and will be paid following January 1, 2020 and no later than March 15, 2020 when such awards are paid to other executives; and (iv) for a termination due to death or Disability during the respective performance periods of these performance share unit awards, these awards will be payable based on target performance. In addition, the stock option award will vest on Mr. Van de Put’s termination date and be exercisable for the period specified in the Company’s standard Non-Qualified Global Stock Option Agreement based on an involuntary termination without cause.

For purposes of the above:

•	“Cause” has the meaning set forth in the CIC Plan, except, that in lieu of clause (c) thereunder, the clause shall provide: Mr. Van de Put’s willfully engaging in other conduct which damages the Company in any material respect.

•	“Good Reason” has the meaning set forth in the CIC Plan and, in addition, shall include the Board failing to appoint Mr. Van de Put as Chairman of the Board by April 1, 2018 and failing to appoint him on the Start Date and nominate him as a member of the Board thereafter (unless he voluntarily chooses to not stand for re-election).

•	“Disability” has the meaning set forth in the CIC Plan.

Severance. In the event that the Company involuntarily terminates Mr. Van de Put’s employment without Cause or he resigns for Good Reason at any time on or before the second anniversary of the Start Date, other than to the extent covered under the CIC Plan, he will receive the following separation benefits:

•	a lump sum cash severance payment within sixty (60) days following his termination date in an amount equal to two years of Annual Base Salary plus two times his Annual Incentive Plan target bonus amount; and

•	a pro rata Annual Incentive Plan bonus paid at the same time as employees generally based on (x) actual Company, as measured for executives generally, and individual performance to be determined to be no less than the actual Company performance and (y) a proration fraction based on the number of days employed during the fiscal year of such termination.

For any involuntary termination without Cause by the Company occurring after the second anniversary of the Start Date, Mr. Van de Put will be entitled to severance on terms no less favorable than:

•	a lump sum cash severance payment within sixty (60) days following his termination date in an amount equal to two years of Annual Base Salary only; and

•	a pro rata Annual Incentive Plan bonus paid at the same time as employees generally based on (x) actual Company, as measured for executives generally, and individual performance to be determined to be no less than the actual Company performance and (y) a proration fraction based on the number of days employed during the fiscal year of such termination.

These separation payments are contingent on Mr. Van de Put executing and not revoking a general release of claims.

Other Benefits. Additionally, Mr. Van de Put will be eligible for benefits and perquisites similar to those provided to other senior executives, including the Executive Deferred Compensation Plan and the CIC Plan, as well as access to the Company-leased aircraft for personal usage. We provide no tax gross-ups and Mr. Van de Put is solely responsible for all taxes on these benefits.

Restrictive Covenants. Mr. Van de Put has agreed to certain restrictive covenants, including that he will not compete with us or solicit our customers or employees during active employment and for twelve months following the termination of his employment for any reason.

Indemnification; D&O Protection. We will indemnify Mr. Van de Put in accordance with the Company’s Amended and Restated Articles of Incorporation and applicable law in a manner consistent with that provided for the Company’s other senior executives and Board members. To the extent the Company maintains directors and officers liability insurance, he will be covered under that policy in a manner no less favorable than that provided for the Company’s other senior executives and Board members. He will also enter into an indemnification agreement with the Company.

Additional Actions. In connection with the succession plan, the Human Resources and Compensation Committee also took the following actions:

In recognition of his long and distinguished contribution, his concurrent service as the Company’s Chief Growth Officer and President, North America and the importance of leadership continuity, particularly with external stakeholders, granted Timothy P. Cofer, 48, deferred stock units valued at $5,000,000 under the Plan. The deferred stock units vest in two equal installments, the first in 2020 and the second in 2022 and subject to Mr. Cofer’s continued service with the Company.

In recognition of his contributions related to financial performance, optimizing capital returns to shareholders and the importance of leadership continuity, particularly with external stakeholders, granted Brian T. Gladden, 52, deferred stock units valued at $5,000,000 under the Plan. The deferred stock units vest in two equal installments, the first in 2020 and the second in 2022 and subject to Mr. Gladden’s continued service with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Offer of Employment Letter, between Mondelēz International, Inc. and Dirk Van de Put, dated July 27, 2017.

99.1	Mondelēz International, Inc. Press Release, dated August 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward
Name:	Carol J. Ward
Title:	Vice President and Corporate Secretary

Date: August 2, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer of Employment Letter, between Mondelēz International, Inc. and Dirk Van de Put, dated July 27, 2017.

99.1	Mondelēz International, Inc. Press Release, dated August 2, 2017.